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                       CANADIAN NATIONAL RAILWAY COMPANY
                  MANAGEMENT SAVINGS PLAN FOR U.S. OPERATIONS



                 Financial Statements and Supplemental Schedule
                           December 31, 2001 and 2000






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                       CANADIAN NATIONAL RAILWAY COMPANY
                  MANAGEMENT SAVINGS PLAN FOR U.S. OPERATIONS


                                     INDEX





  Independent Auditors' Report.................................................1

  Statements of Net Assets Available for Benefits as of
   December 31, 2001 and 2000..................................................2

  Statements of Changes in Net Assets Available for Benefits for
   the years ended December 31, 2001 and 2000..................................3

  Notes to Financial Statements................................................4

  Schedule H, Line 4i - Schedule of Assets (Held at End of Year)...............8

                          Independent Auditors' Report



The Administrative Committee
Canadian National Railway Company
Management Savings Plan for U.S. Operations:

We have audited the accompanying statements of net assets available for benefits of Canadian National Railway Company Management Savings Plan for U.S. Operations (the "Plan") as of December 31, 2001 and 2000, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Plan's management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Canadian National Railway Company Management Savings Plan for U.S. Operations as of December 31, 2001 and 2000, and the changes in net assets available for benefits for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets held for investment purposes is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan's management. The supplemental schedule is presented for purposes of additional analysis rather than to present the net assets available for benefits. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



(signed)

KPMG LLP


Chicago, Illinois
July 11, 2002

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                       CANADIAN NATIONAL RAILWAY COMPANY
                  MANAGEMENT SAVINGS PLAN FOR U.S. OPERATIONS
                STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
                           DECEMBER 31, 2001 AND 2000
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                                                2001                2000
                                           -------------        -------------

     Investments at fair value             $  88,796,837        $ 100,603,685
     Employee contributions receivable                 -                  327
     Net other assets                              1,017               67,350
                                           -------------        -------------

      Net assets available for benefits    $  88,797,854        $ 100,671,362
                                           =============        =============


                See accompanying Notes to Financial Statements.

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                       CANADIAN NATIONAL RAILWAY COMPANY
                  MANAGEMENT SAVINGS PLAN FOR U.S. OPERATIONS
           STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------



                                                2001                 2000
                                           -------------        -------------
Investment Income:
        Dividends                          $   1,031,504        $   5,886,033
        Net depreciation                      (6,534,109)          (9,755,038)
                                           -------------        -------------
                                              (5,502,605)          (3,869,005)

Contributions:
        Participants                           3,566,114            2,281,966
        Employer                               1,198,233            1,350,623
                                           -------------        -------------
                                               4,764,347            3,632,589

Receipt (Disbursement) of Plan assets         (3,912,126)          26,432,586
                                           -------------        -------------
        Total Additions (Disbursements)       (4,650,384)          26,196,170

Deductions:
        Participants' distributions            7,210,303           10,980,210
        Administrative expenses                   12,821              150,887
                                           -------------        -------------
        Total deductions                       7,223,124           11,131,097

Net increase (decrease)                      (11,873,508)          15,065,073

Net assets available for benefits
        Beginning of year                    100,671,362           85,606,289

                                           -------------        -------------
        End of year                        $  88,797,854        $ 100,671,362
                                           =============        =============

        See accompanying Notes to Financial Statements.

                       CANADIAN NATIONAL RAILWAY COMPANY
                  MANAGEMENT SAVINGS PLAN FOR U.S. OPERATIONS
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------


(1) THE COMPANY

      Canadian National Railway Company (CN or the Company), directly and through its subsidiaries, is engaged in the rail transportation business. CN spans Canada and mid-America, from the Atlantic and Pacific oceans to the Gulf of Mexico, serving the ports of Vancouver, Prince Rupert, B.C., Montreal, Halifax, New Orleans and Mobile, Alabama, and the key cities of Toronto, Buffalo, Chicago, Detroit, Duluth, Minnesota/Superior, Wisconsin, Green Bay, Wisconsin, Minneapolis/St. Paul, Memphis, St. Louis and Jackson, Mississippi, with connections to all points in North America. CN's revenues are derived from the movement of a diversified and balanced portfolio of goods, including petroleum and chemicals, grain and fertilizers, coal, metals and minerals, forest products, intermodal and automotive.


(2) DESCRIPTION OF PLAN

      The following brief description of the Canadian National Railway Company Management Savings Plan for U.S. Operations (the "Plan") provides only general information. Participants should refer to the summary plan description for a more complete description of the Plan's provisions.

      GENERAL

      The Plan, as amended and restated effective November 1, 2000, covers certain employees of the Illinois Central Railroad Company (ICR), Grand Trunk Western Railroad Incorporated (GTW), IC Rail Marine Terminal Company, IC Omni Modal Terminal Company, Chicago Central and Pacific Company and Duluth, Winnipeg and Pacific Railway Company. The Plan also covers employees of the Illinois Railroad Association, which is not an affiliate of CN. Prior to November 1, 2000, ICR maintained the Illinois Central Railroad Company Supplemental Retirement and Savings Plan (the "IC PLAN") and GTW maintained the Grand Trunk Group Employee Savings Plan (the "Grand Trunk Plan") for the benefit of their respective eligible employees. The Plan is a result of the merger of the IC Plan with the Grand Trunk Plan. The accompanying financial statements for the year ended December 31, 2001 are for the Plan whereas the comparative year financial statements include the IC Plan for the period January 1, 2000 to October 31, 2000 and the Plan for the period November 1, 2000 to December 31, 2000. Transfers of assets to a related CN employee plan for union employees and assets relating to the Grand Trunk Plan, which was merged into the Plan, are included in Receipt (Disbursement) of Plan assets. The Plan covers all full-time, salaried, non-union employees of the Company as of January 1, 1997. Full-time eligible employees may participate on the first day of the calendar month coinciding with or next following the first day of employment. Part-time eligible employees may participate once they have completed certain employment requirements. This Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

      INVESTMENT OF CONTRIBUTIONS

      The Plan permits participants to invest their own contributions, the Company's matching contributions and the supplemental contributions in various investment funds. Effective December 31, 2001, the funds were the AXP Cash Management Fund, the PIMCO Total Return Fund, the American Express Short Term Horizon, the J.P. Morgan Diversified Fund, the Weitz Partners Value Fund, the Investment Company of America, the EuroPacific Growth fund, the AXP New Dimensions Fund, the Janus Fund, the AXP S&P 500 Index Fund, the Franklin Small Cap Growth Fund I, the Stable Capital Pooled Fund, the Canadian National Railway Stock Pool, the Scudder Cash Investment Trust, the Scudder Growth & Income Fund, the Scudder Income Fund, the Scudder S&P 500 Index Fund and the Templeton Foreign Fund.

                       CANADIAN NATIONAL RAILWAY COMPANY
                  MANAGEMENT SAVINGS PLAN FOR U.S. OPERATIONS
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------


      INVESTMENT OF CONTRIBUTIONS (cont'd)

      Participants may choose to invest in one or more funds from 1% to 20% of his (her) eligible pay on a pre-tax basis. The AXP Cash Management Fund invests in short-term money market securities. The PIMCO Total Return Fund invests in a portfolio of intermediate maturity bonds. The American Express Short-Term Horizon invests in a predetermined group of growth, growth/income, income and money-market investment funds. The J.P. Morgan Diversified Fund invests in a diversified portfolio of stocks and bonds. The Weitz Partners Value Fund invests primarily in common stocks and a variety of securities convertible into common stocks. The Investment Company of America invests primarily in common stocks. The EuroPacific Growth Fund invests primarily in stocks of issuers located in Europe and the Pacific Rim. The AXP New Dimensions Fund invests in a portfolio of companies with significant growth potential. The Janus Fund invests primarily in common stocks. The AXP S&P 500 index fund invests in common stocks included in the Standard and Poor's 500 Composite Stock Price Index. The Franklin Small Cap Growth Fund I invests in stocks of small capitalization growth companies. The Stable Capital Pooled Fund is a blend of insurance investment contracts transferred from the previous trustee and a collective investment fund managed by American Express Trust Company, the American Express Trust Stable Capital Fund II. The Canadian National Railway Stock Pool invests primarily in shares of the common stock of Canadian National Railway Company. The Scudder Cash Investment Trust invests in a diversified portfolio of Treasury Bills, certificates of deposits from U.S. banks, commercial paper and other short-term domestic money market securities. The Scudder Growth & Income Fund invests in income-producing common and preferred stocks of established companies. The Scudder Income Fund invests primarily in a broad range of long-term, high-grade, income-producing securities. The Scudder S&P 500 Index Fund invests in common stocks included in the Standard & Poor's 500 Composite Stock price Index. The Templeton Foreign Fund invests in common stocks outside the U.S.

      CONTRIBUTIONS

      Participants may elect to make contributions to the Plan through periodic payroll deductions in amounts ranging from 1% to 20% of each participant's base salary. The total pre-tax contributions by a participant are limited to the lesser of $10,500 in 2001 and 2000, (subject to adjustments to reflect changes in the cost of living pursuant to Section 402(g) of the Internal Revenue Code), or 15% of the participant's salary during any calendar year. Contributions to the Plan on behalf of the participants are made by the Company in lieu of an equal amount of salary.

      The Company contributes an amount equal to 50% of each participant's contributions up to the first 6% of salary (a maximum Company contribution of 3% of salary).

      PARTICIPANT ACCOUNTS

      Each participant's account is credited with the participant's contributions, all of the Company's contributions, and an allocation of earnings and expenses based on the performance of each investment. The allocation of each is based on the participant's account balances at the time of allocation. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

      VESTING

      Participants are fully vested in the entire amount in their account at the time of contribution.

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                       CANADIAN NATIONAL RAILWAY COMPANY
                  MANAGEMENT SAVINGS PLAN FOR U.S. OPERATIONS
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------


      PAYMENT OF BENEFITS

      Upon termination of service, a participant may elect to receive the value of his or her account in either a lump-sum payment, in annual installments over a period of up to 15 years, or in the form of an immediate or deferred annuity.

      EXPENSES

      Administrative expenses for maintenance of Plan financial records, participant statements, service fees on insurance contracts, trustee fees, and accounting fees are paid from Plan assets. All other administrative expenses of the Plan are paid by the Company.

      WITHDRAWALS

      Withdrawals are recorded in the period in which they are paid to participants.

      PLAN TERMINATION

      Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA.


(3) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      INVESTMENT VALUATION AND INCOME RECOGNITION

      Investments are stated at fair value. Quoted market prices are used to value the stock. Mutual funds are valued at the redemption price established by the mutual fund administrator.

      Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

      The Plan considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

      USE OF ESTIMATES

      The preparation of the financial statements in conformity with generally accepted accounting principles requires the Plan administrator to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

                       CANADIAN NATIONAL RAILWAY COMPANY
                  MANAGEMENT SAVINGS PLAN FOR U.S. OPERATIONS
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------



(4) INVESTMENTS

      Investments that represent 5% or more of net assets available for benefits at December 31, 2001 and 2000 are as follows:

                                                2001                 2000
                                           -------------        -------------

      Stable Capital Pooled Fund           $  32,496,516        $  35,726,449
      AXP New Dimension Fund                  12,880,484           18,612,632
      Janus Fund                               6,232,436            9,297,373
      EuroPacific Growth Fund                  5,028,664            8,112,225
      J.P. Morgan Diversified Fund             6,112,745            7,911,136
      AXP S&P 500 Index Fund                   4,446,609            6,174,791
      The Investment Company of America        5,201,972            5,234,859
      Weitz Partners Valuation Group           8,262,777            6,491,360

      During the years ended December 31, 2001 and 2000, the Plan's investments (including gains and losses on investments bought and sold, as well as held during the year) depreciated in value by $6,534,109 and $9,755,038 respectively, as follows:

                                                2001                 2000
                                           -------------        -------------

      Mutual Funds                         $  (8,596,626)       $  (7,917,129)
      Common Stock                             2,056,908              123,986
      Collective Investment Funds                  5,609           (1,961,895)
                                           -------------        -------------
                                           $  (6,534,109)       $  (9,755,038)
                                           -------------        -------------

(5) FEDERAL INCOME TAXES

      The Plan has received a favorable determination letter from the Internal Revenue Service (IRS), dated May 22, 1995, indicating that it is qualified under Section 401(a) of the Internal Revenue Code (the "Code") and, therefore, the related trust is exempt from tax under Section 501(a) of the Code. The Plan administrator is not aware of any activity or transactions that may adversely affect the qualified status of the Plan.


(6) COMPARATIVE FIGURES

      Certain figures, previously reported in 2000, have been reclassified to conform with the basis of presentation adopted in the current year.

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                       CANADIAN NATIONAL RAILWAY COMPANY
                  MANAGEMENT SAVINGS PLAN FOR U.S. OPERATIONS

                       Schedule H, Line 4i - Schedule of
                             Assets (Held at End of
                            Year) DECEMBER 31, 2001
--------------------------------------------------------------------------------


                                                                    MARKET
    ASSET DESCRIPTION                            COST                VALUE
    -------------------------------------  -------------        --------------

    AXP Cash Management Plan               $     845,094        $     845,094
    PIMCO Total Return Fund                    2,266,231            2,214,253
    American Express Short-Term Horizon          221,842              227,306
    J.P. Morgan Diversified Fund               5,979,279            6,112,745
    Weitz Partners Value Fund                  8,283,981            8,262,777
    The Investment Company of America          5,761,719            5,201,972
    EuroPacific Growth Fund                    4,942,835            5,028,664
    AXP New Dimension Fund                    17,556,368           12,880,484
    Janus Fund                                 9,461,772            6,232,436
    AXP S&P 500 Index Fund                     5,361,697            4,446,609
    Franklin Small Cap Growth Fund I           1,171,225            1,196,745
    Stable Capital Pooled Fund                30,748,350           32,496,516
    Canadian National Railway Stock Pool       1,630,796            1,827,696
    Scudder Cash Investment Trust                123,485              123,485
    Scudder Growth & Income Fund                  97,123               92,336
    Scudder Income Fund                          340,912              333,705
    Scudder S&P 500 Index Fund                   240,635              225,047
    Templeton Foreign Fund                       124,748              118,215
    Promissory Note                              919,326              919,326
    Liquidity Fund                                12,443               12,443
                                           -------------        -------------
                                           $  96,089,861        $  88,797,854
                                           =============        =============



                 SEE ACCOMPANYING INDEPENDENT AUDITORS' REPORT

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